Exhibit 10.20

FIRST AMENDMENT AND SUPPLEMENT TO LEASE

This First Amendment and Supplement to Lease (herein referenced as the “Amendment”) is dated for reference purposes this 1st day of November 2024, by and between Imperial Mariner, LLC, (“Landlord”), and DriveiT Financial Auto Group, Inc. (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Office Lease dated as of September 12, 2024 (the “Lease”).

B. Pursuant to the Lease, Tenant currently leases from Landlord the premises, consisting of 4,082 rentable square feet, known as Suite 100 (the “Premises”) of that certain building located at 915 West Imperial Highway in Brea, California 92821 (the “Building”).

C. Landlord and Tenant now desire to further amend the Lease term of the Premises leased by Tenant, and otherwise modify the Lease, all on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree and amend the Lease as follows:

1.	Definitions and Inconsistencies. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease. This Amendment shall amend and supplement the Lease, and the provisions set forth below shall supersede any inconsistent provision set forth in the Lease.

2.	Initial Term and Commencement Date. Landlord and Tenant have agreed that the Tenant Initial Term and Commencement Date provision in Section 1 of the Basic Lease Information is hereby deleted, and replaced in its entirety with the following:

a)	Initial Term: Twenty-six (26) months (December 1, 2024, to January 31, 2027).

b)	Commencement Date: December 1, 2024.

3.	Amendment. Except to the extent specifically modified by this Amendment, all terms and conditions of the Lease shall remain unchanged and in full force and effect.

4.	Counterparts. This Amendment may be executed in one of more counterparts, each of which shall, when taken together, constitute one agreement.

5.	Confidentiality. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant’s accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant’s business purposes without such prior written consent.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Lease as of the date set forth above.

Landlord:	IMPERIAL MARINER, LLC	Tenant:	DRIVEiT FINANCIAL AUTO GROUP, INC.,

By		By

Title	Authorized Agent	Title	CEO

Date	11/22/2024	Date	11/22/24